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                                                                   EXHIBIT 11

                        STONE CONTAINER CORPORATION
                  COMPUTATION OF PRIMARY AND FULLY DILUTED
                        NET INCOME (LOSS) PER SHARE

                      (in millions, except per share)


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                                       Three Months Ended     Six Months Ended
                                             June 30,              June 30,
                                         1995       1994       1995       1994
Primary Earnings Per Share
  Shares of Common Stock:
    Weighted average number of
      common shares outstanding.....     90.8       90.4       90.8       86.0
                                       _______    _______    _______    _______
  Primary Weighted Average Shares
    Outstanding.....................     90.8       90.4       90.8       86.0
                                       =======    =======    =======    =======

  Net income (loss).................   $127.9     $(50.8)    $224.7    $(160.7)
  Less:
    Series E Cumulative Convertible
      Exchangeable Preferred Stock
        dividend....................     (2.0)      (2.0)      (4.0)      (4.0)
                                       _______    _______    _______    _______
  Net income (loss) used in
    computing primary net income
    (loss) per common share.........   $125.9     $(52.8)    $220.7    $(164.7)
                                       =======    =======    =======   ========

  Primary Earnings Per Share........   $ 1.39     $ (.58)    $ 2.43    $ (1.92)
                                       =======    =======    =======   ========

Fully Diluted Earnings Per Share
  Shares of Common Stock:
    Weighted average number of common
      shares outstanding............     90.8       90.4       90.8       86.0
    Dilutive effect of options and
      warrants......................       .1         --         .1         --
    Addition from assumed conversion
      of 8.875% convertible senior
      subordinated notes............     21.6       21.6       21.6       21.6
    Addition from assumed conversion
      of 6.75% convertible
      subordinated debentures.......      2.0        3.4        2.5        3.4
    Addition from assumed conversion
      of Series E Cumulative
      Convertible Exchangeable
      Preferred Stock...............      3.4        3.4        3.4        3.4
                                       _______    _______    _______    _______

  Fully Diluted Weighted Average
    Shares Outstanding..............    117.9      118.8      118.4      114.4
                                       =======    =======    =======   ========

  Net Income (Loss).................   $127.9     $(50.8)    $224.7    $(160.7)

  Less:
    Series E Cumulative Convertible
      Exchangeable Preferred Stock
      dividend......................     (2.0)      (2.0)      (4.0)      (4.0)
    Income adjustment associated
      with assumed conversion of
      Stone-Consolidated Corporation
      8% convertible subordinated
      debentures....................     (3.0)        --       (3.9)        --
  Add back:
    Interest on 8.875% convertible
      senior subordinated notes.....      3.4        3.4        6.8        6.8
    Interest on 6.75% convertible
      subordinated debentures.......       .7        1.2        1.8        2.4
    Income adjustment associated
      with assumed conversion of
      Stone-Consolidated Corporation
      8% convertible subordinated
      debentures....................       --        2.1         --        5.5
    Series E Cumulative Convertible
      Exchangeable Preferred Stock
      dividend......................      2.0        2.0        4.0        4.0
                                       _______    _______    _______    _______

  Net income (loss) used in
    computing fully diluted net
    income (loss) per common share..   $129.0     $(44.1)    $229.4    $(146.0)
                                       =======    =======    =======   ========

  Fully Diluted Earnings Per
    Share(A)........................   $ 1.09     $(.37)     $ 1.94    $(1.28)
                                       =======    =======    =======   ========


(A) Fully diluted earnings per share for the three and six months ended June 30, 1994 are not disclosed in the Consolidated Statements of Operations and Retained Earnings (Accumulated Deficit) because the amounts are anti-dilutive.

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